Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Intelligent Protection Management Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share		457(o)		$		$0.0001381	$
Fees to be Paid	Equity	Preferred Stock, $0.001 par value per share		457(o)				0.0001381
Fees to be Paid	Other	Warrants		457(o)				0.0001381
Fees to be Paid	Other	Units		457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$	$50,000,000.00	0.0001381		$6,905.00

Total Offering Amounts:							$50,000,000.00			6,905.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										1,182.99
Net Fee Due:										$5,722.01

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Offering Note(s)

(1)	There are being registered hereunder an indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock or preferred stock, and such indeterminate number of units as may, from time to time, be issued at indeterminate prices. Each unit will represent an interest in two or more other securities, which may or may not be separable from one another. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3, as amended. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions or any of such securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Intelligent Protection Management Corp.	(1)	S-3	333-260063	10/05/2021		$1,182.99	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$39,875,000.00	$
Fee Offset Sources	Intelligent Protection Management Corp.		S-3	333-260063		10/05/2021							1,182.99

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on October 5, 2021 (File No. 333-260063) (the “Prior Registration Statement”), which was declared effective on October 14, 2021, that registered an aggregate of $50,000,000 of an indeterminate amount of newly issued securities to be offered by the registrant from time to time, $39,875,000 of which remains unsold as of the date of filing of this Registration Statement (the “Unsold Securities”). The registrant hereby confirms that the offering of the Unsold Securities has been terminated.

The registrant expects to partially offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Unsold Securities covered by the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The registrant previously paid a registration fee of $4,635.00 in connection with the filing of the Prior Registration Statement, of which $3,696.41 relates to the Unsold Securities. On March 17, 2026, the registrant paid a registration fee of $2,175.08 in connection with the filing of a Registration Statement on Form S-3 and $338.35 in connection with the filing of a Registration Statement on Form S-8, which fees were offset from fees previously paid in connection with the Unsold Securities covered by the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registrant hereby partially offsets the registration fee due under this Registration Statement of $6,905.00 with $1,182.99 remaining from the Prior Registration Statement. Accordingly, the registrant paid the remaining balance of $5,722.01 due in connection with the filing of this registration statement.